EXHIBIT 99.1

Lumera Corporation To Hold Conference Call To Discuss Q4 2005 Results

BOTHELL, Wash.--(BUSINESS WIRE)--Feb. 22, 2006--Lumera Corporation (NASDAQ:LMRA), an emerging leader in the field of nanotechnology, will hold its quarterly conference call to discuss third quarter results on Wednesday, March 8, 2006 at 4:30PM Eastern Standard Time (1:30PM Pacific Standard Time).

Details to access the conference call and the live audio web cast are as follows:

Conference call

(Please call approximately ten minutes prior to the scheduled start of the call)

Toll-free: 800-573-4842
International callers: 617-224-4327
Pass code: 84319035

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until 03/15/2006 6:30 PM)
Toll-free: 888-286-8010
International callers 617-801-6888
Pass code 16051834

Web cast will be archived on the Company's website at www.Lumera.com

About Lumera

Lumera is a leader in the emerging field of nanotechnology. The company designs proprietary molecular structures and polymer compounds for the bioscience and communications/computing industries, both of which represent large market opportunities. The company also has developed proprietary processes for fabricating such devices. For more information, please visit www.lumera.com.

CONTACT: Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546 or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
http://www.lumera.com